Exhibit 99.1

For Immediate Release

MEDIA ALERT:

Microtune Tuner Technology Enables Digital Video

in Innovative Products Showcased

at Consumer Electronics Show

Microtune’s RF technology is featured in sophisticated digital TV, digital cable, mobile TV and PC-TV electronics that are enhancing the consumer’s entertainment experience

Plano, TX, January 5, 2006 — Worldwide customers, leveraging Microtune’s innovations in single-chip silicon TV tuners, will showcase their latest products at the 2006 International Consumer Electronics Show (CES®) in Las Vegas, Nevada, January 5-8, 2006.

Microtune®, Inc., (NASDAQ: TUNE) is a worldwide supplier of radio frequency (RF) integrated circuit and subsystems solutions for consumer and automotive electronics. CES, billed as the largest consumer technology tradeshow in the world, provides a center stage for the hottest products and coolest trends in high-performance video, audio, home theatre, portable communications, HDTV and more.

At the CES exhibits, products deploying Microtune tuners will span multiple markets and consumer applications, showcasing both current and future trends in home entertainment, multimedia computing and handheld TV. Microtune believes that one or more mobile phone manufacturers plan to feature Microtune’s newest TV tuner, the miniature Mobile MicroTuner™ chip, in mobile phones—in an emerging consumer convergence application that permits users to watch multi-channel broadcast TV with full-motion digital pictures and near CD-quality sound.

Some of the other products featuring Microtune’s silicon TV tuners include:

•	Scientific-Atlanta’s MCP-100 Digital Video Recorder with DVD Recorder/Player, a product which took top honors in the CES Innovations 2006 Awards competition (Video Components category). The award, according to CES, is given to the most highly honored products in all facets of the consumer technology industry.

•	Samsung’s new premium TVs, which deploy Microtune’s most advanced analog/digital tuner to enable NTSC/ATSC and Digital Cable Ready (DCR) functionality, supporting both off-air and cable DTV/HDTV broadcast channels.

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•	Pinnacle’s PCTV 200e, an external USB mini TV tuner based on the DVB-T European digital TV standard that offers a lightweight, bus-powered device; it transforms the PC into a TV and personal video recorder.

•	Toshiba’s personal entertainment notebook PC, which combines the functionality of a PC, TV, CD player and DVD recorder in one, versatile mobile multimedia platform.

•	ATI’s ALL-IN-WONDER® multimedia/PC video add-in cards which deliver full-featured TV/PVR functionality and award-winning, high-quality video and graphics performance for sophisticated broadcast, home theatre, gaming and PC entertainment.

•	WideView Technology, Inc.’s new thumb-sized USB 2.0 TV tuner, an easy-to-use, portable DVB-T TV solution for laptop or desktop personal computers. Its tiny-size design with a high speed USB 2.0 interface allows enjoyment of digital TV programs anywhere.

Microtune offers a portfolio of radio frequency products that are optimized for the reception, tuning or transmission of high-frequency video, voice and data signals delivered across both cable and terrestrial networks. Supporting worldwide reception standards, the company’s product portfolio includes tuners, amplifiers and upconverters. These devices are building blocks in enabling the delivery and exchange of information across broadband communications and entertainment products, including digital TVs, set-top boxes, PC-TVs, cable/VoIP modems, car entertainment systems, and handheld TV devices.

FOR MORE INFORMATION ABOUT MICROTUNE PRODUCTS AT CES:

Visit www.microtune.com or contact:

Microtune	Public Relations
972-673-1811

media@microtune.com

TO SCHEDULE A MEETING DURING THE SHOW:

To request a briefing with a Microtune executive at the show:

Contact	Microtune Public Relations

972-673-1811

media@microtune.com

For more information about the International CES Show, visit www.cesweb.org.

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ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide broadband communications and transportation electronics markets. Inventor of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds 58 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

CUSTOMER ANNOUNCEMENTS

It is not unusual for Microtune to announce the implementation of our products by our customers, as referenced in this release, and these announcements should not be viewed as an indicator of Microtune revenues for any current or future reporting period.

THE MARKET FOR HANDHELD DIGITAL TELEVISION MAY NOT DEVELOP OR MAY DEVELOP MORE SLOWLY THAN CURRENTLY ANTICIPATED. EVEN IN THE EVENT THAT THE MARKET DOES DEVELOP, THERE CAN BE NO ASSURANCE THAT MICROTUNE’S MOBILE MICROTUNER MT2260 WILL BE SELECTED BY HANDSET MANUFACTURERS OR THAT IF SELECTED, SUCH MANUFACTURERS WILL CONTINUE TO SELECT MICROTUNE’S PRODUCTS IN THE FUTURE TO SUPPORT THEIR HANDSETS AND OTHER MOBILE DEVICES.

MICROTUNE FORWARD-LOOKING STATEMENTS

All statements in this media alert other than statements of historical fact (including, but not limited to, statements concerning the future market for digital consumer products and the potential demand for the Company’s products) are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE: Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. All other company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated.

Copyright © 2006 Microtune, Inc. All rights reserved.

Microtune contacts:

Media	Investor Relations

Kathleen Padula	Jeff Kupp
Microtune, Inc.	Microtune, Inc.
972-673-1811	972-673-1850
kathleen.padula@microtune.com	investor@microtune.com